                                                               (BEACHCROFT LOGO)

                                                                    EXHIBIT 10.2


                               Dated August 2 2006

                             (1) COTT BEVERAGES LTD

                                     - and -

                             (2) ANDREW JAMES MURFIN

                                   ----------

                              COMPROMISE AGREEMENT

                                   ----------

                              STRICTLY CONFIDENTIAL
                    WITHOUT PREJUDICE AND SUBJECT TO CONTRACT

                                                         (C) Beachcroft LLP 2006

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Beachcroft LLP                                              Compromise Agreement

TABLE OF CONTENTS

1.  TERMINATION...........................................................     1
2.  COMPENSATION..........................................................     1
3.  BENEFITS..............................................................     1
4.  PENSIONS..............................................................     2
5.  RESIGNATION AS A DIRECTOR.............................................     2
6.  RETURN OF PROPERTY....................................................     2
7.  CONFIDENTIALITY OF AGREEMENT..........................................     2
8.  CONFIDENTIAL INFORMATION..............................................     3
9.  TAX INDEMNITY.........................................................     3
10. STOCK OPTIONS.........................................................     4
11. INVESTMENT SHARE PURCHASE PLAN........................................     4
12. RESTRICTIVE COVENANTS.................................................     4
13. FUTURE ASSISTANCE TO THE EMPLOYER.....................................     4
14. WARRANTIES............................................................     5
15. FULL AND FINAL SETTLEMENT.............................................     5
16. COMPROMISE AGREEMENT..................................................     6
17. INDEPENDENT ADVICE....................................................     6
18. AGREEMENT.............................................................     7
19. DEFINITIONS...........................................................     7
APPENDIX 1................................................................   150
APPENDIX 2................................................................   161
TEXT OF RESIGNATION LETTER................................................   161


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Beachcroft LLP                                              Compromise Agreement

THIS AGREEMENT IS MADE ON AUGUST 2, 2006
("THE AGREEMENT DATE") BETWEEN:

1) COTT BEVERAGES LTD (COMPANY NUMBER 283071) OF CITRUS GROVE, SIDE LEY, KEGWORTH, DERBYSHIRE, DE74 2FJ("THE EMPLOYER"); AND

2) ANDREW JAMES MURFIN OF 48 HAWTHORNE WAY, SHELLY, HUDDERSFIELD, HD8 8JX ("THE EMPLOYEE").

BACKGROUND

The Employer and the Employee have agreed that the Employee's employment will terminate by reason of a restructure of the Employer's business.

IT IS AGREED AS FOLLOWS:

1.   TERMINATION

     1.1 The Employee's employment with the Employer terminated on 1 August 2006 ("the Termination Date"). His full remuneration will be paid up to the Termination Date, such payments being subject to deductions of tax and National Insurance contributions in the normal way.

     1.2 Within 14 days of the Agreement Date the Employer will pay to the Employee the sum of (pounds)110,000 as payment in lieu of notice, subject to deductions of tax and National Insurance contributions in the normal way.

2.   COMPENSATION

     2.1  The Employer will pay to the Employee the sum of (pounds)117,000
          (ONE HUNDRED AND SEVENTEEN THOUSAND POUNDS)] ("the Compensation Payment") as compensation for loss of his employment, following the issue of a form P45 to him and within 14 days of the Agreement Date. The first (pounds)30,000(THIRTY THOUSAND POUNDS) of the Compensation Payment will be paid without deduction of tax at source. Income tax at basic rate will be deducted in respect of the balance of the Compensation Payment prior to payment to the Employee.

     2.2 The Compensation Payment is made in reliance on the warranties contained in clause 14 below and subject to the terms of that clause.


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3.   BENEFITS

     With effect from the Termination Date and save as provided in this Agreement the Employer shall cease to provide all other benefits, whether contractual or otherwise, to or for the benefit of the Employee.

4.   PENSIONS

     The Employee will be separately notified by the trustees of the Pension Scheme of his entitlements under the rules of that scheme and of the options available to him for dealing with that entitlement.

5.   RESIGNATION AS A DIRECTOR

     The Employee will resign from his directorships and other offices of the Employer and all Associated Companies by delivering to Mark Halperin, Chief Legal and Corporate Development Officer, Cott Corporation letters of resignation in the form attached at Appendix 2 within seven days of the Termination Date. The Employee also agrees to execute any further documentation required by the Employer to effect this resignation.

6.   RETURN OF PROPERTY

     6.1 On, or before, the Termination Date, the Employee will return to the Employer all books, files, documents, papers, materials, computer equipment, disks, mobile telephones, security cards, credit cards, keys and other property belonging to or relating to the business of the Employer or that of its clients, customers and/or suppliers. The Employee undertakes that he will not make or retain copies of any of the same and further undertakes that he will immediately return any such property which subsequently comes into his possession or control in the future.

     6.2 On request by the Employer the Employee undertakes to disclose to the Employer all passwords to all password protected files, software and hardware which have been created or protected by him and which are on the Employer's computers.

7.   CONFIDENTIALITY OF AGREEMENT

     The Employee warrants that, he has not divulged to any person whatsoever (other than his immediate family in confidence or to his professional advisers/solicitors in connection with the conclusion of this Agreement) the fact of, negotiation and/or terms of this Agreement. The


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     Employer and the Employee agree that they will not divulge in the future to any person whatsoever the fact of, negotiation and/or terms of this Agreement (except in the case of the Employee, to his immediate family in confidence and in both cases to their respective professional advisers/solicitors in connection with the conclusion of this Agreement or where required by any competent authority or by a Court of law or Her Majesty's Revenue and Customs and in the case of the Employer as required for any internal reporting purposes within the Employer and its Associated Companies or for the purposes of ensuring compliance with or enforcing the terms of this Agreement or as may be required by law or securities regulatory authorities governing the Employer or any of its Associated Companies).

8.   CONFIDENTIAL INFORMATION

     8.1 The Employee confirms that he will continue to abide by his obligations of confidence set out in Section 15 of his contract of employment with the Employer dated 2 February 2004.

     8.2 In accordance with his common law duties the Employee agrees that he will not disclose to any person any Confidential Information concerning any matter relating to the business or affairs of the Employer or any Associated Company or /their Associated Persons, suppliers and clients/customer which Confidential Information has been acquired by the Employee in the course of his employment.

     8.3  Nothing in this Agreement shall prevent disclosure by the Employee of:

          8.3.1 information disclosed pursuant to any order of any Court of competent jurisdiction; or

          8.3.2 information disclosed for the purpose of making a protected disclosure within the meaning of Part IV A of the Employment Rights Act 1996; or

          8.3.3 information which has come into the public domain otherwise than by a breach of confidence on behalf of the Employee.

9.   TAX INDEMNITY

     It is both parties' understanding that the first (pounds)30,000 of the Compensation Payment may not be subject to income tax pursuant to the provisions of Section 403 of the Income Tax (Earnings and Pensions) Act 2003. Accordingly, the first (pounds)30,000 of the Compensation Payment will be paid without deduction of tax at source pursuant to those provisions. Save for any deductions made prior to payment, the Employee accepts that he will be responsible for the payment of any tax or


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     Employee's National Insurance contributions (including, without limitation, any interest, penalties or fines in connection therewith) imposed by any competent authority in respect of any payment or provision of any benefit as set out in this Agreement ("the Liabilities") and he agrees to indemnify the Employer or any Associated Company on a continuing basis against any of the Liabilities.

10.  STOCK OPTIONS

     The Employee acknowledges that, he has 60 days from the Termination Date to exercise his currently vested stock options in accordance with the Employer's Common Share Option Plan. If the Employee does not exercise his vested stock options they will lapse. The Employee acknowledges that any stock options granted to him under the Share Plan that are not vested at the Termination Date, will automatically lapse on the Termination Date.

11.  INVESTMENT SHARE PURCHASE PLAN

     The Compensation committee has confirmed the accelerated vesting of 2,217 whole shares in the Share Purchase Plan. In order to facilitate the vesting and release of these shares to the Employee, the Employee will complete a withdrawal form and will send this form to Sher Zaman Once approved by the Employer the withdrawal form will be sent to the Trustees with a request that these shares be transferred into the Employee's C.I.B.C Wood Gundy account number 311-15302 in the name of account holder Andrew Murfin.

12.  RESTRICTIVE COVENANTS

     The Employee confirms that he will abide by the post termination covenants contained at clause 17 (Non Solicitation and Non Competition) of his contract of employment dated 2 February 2004 and he accepts that this clause will continue to apply for 12 months after the termination of his employment. The Employee and the Employer agree that in the event of a breach of any of these covenants, the Employer will be entitled to, in addition to any of the remedies set out in the contract of employment for the breach of these covenants, to discontinue any and all payments, benefits, and other entitlements as set out in this Agreement, and the Employee will forfeit any and all claims, actions, demands, or payments whatsoever.

13.  FUTURE ASSISTANCE TO THE EMPLOYER

     13.1 The Employee agrees that, upon the Employer giving him reasonable notice, he will provide such assistance and information to the Employer and its legal advisor(s) as may be required in connection with:

          13.1.1 any existing or potential claims, investigations, administrative proceedings,


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               lawsuits and other legal and business matters which arose during the Employee's employment or involving the Employee; or

          13.1.2 any matters affecting compliance with respect to any regulatory requirements; or

          13.1.3 the completion of any further documents required to give effect to the terms of this Agreement with respect to which the Employee has knowledge of the underlying facts.

     13.2 In addition, the Employee agrees that he will not voluntarily aid, assist or cooperate with any claimants or plaintiffs or their attorneys or agents in any claims or lawsuits commenced in the future against the Employer, provided, however, that nothing in this letter will be construed to prevent the Employee from testifying at an administrative hearing, a deposition/discovery, or in court in response to a lawful subpoena in any litigation or proceedings involving the Employer.

14.  WARRANTIES

     The Employee agrees and warrants that:-

     14.1 he has taken advice, as confirmed at clause 17 below;

     14.2 he has discussed with the Adviser all of the Relevant Legislation and the rights and obligations arising from his contract of employment ("the Law") and all issues regarding his employment and its termination which may be relevant to the Law;

     14.3 the claims listed at clause 15.1.1 below amount to the entirety of the claims which he believes he has against the Employer or any Associated Company or their Associated Persons, arising out of or in connection with his employment including its termination

     14.4 this Agreement is intended to settle any actual or potential disputes or proceedings between the parties (whether known or not, whether existing in fact or law or not, whether the claim be statutory or contractual or of any other nature).

15.  FULL AND FINAL SETTLEMENT

     15.1 The Employee agrees to accept the Compensation Payment in full and final settlement of any claims he has or may have in the future against the Employer or any Associated


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          Company or their Associated Persons (whether known or not, whether existing in fact or law or not, whether the claim be statutory or contractual or of any other nature):-

          15.1.1 for unfair dismissal, wrongful dismissal, a statutory redundancy payment, sex, race, disability or age discrimination, sexual orientation discrimination, discrimination on grounds of religion or belief, equal pay, unlawful deduction from wages or detriment on the grounds of having made a public interest disclosure.

          15.1.2 relating to his employment or its termination including, without limitation, any claims under the provisions of any of the Relevant Legislation;

          15.1.3 howsoever arising, out of or in connection with the Employee's contract of employment, including the termination thereof; and

          15.1.4 in tort arising out of or in connection with his employment with the Employer.

     15.2 The Employer enters into this Agreement and makes the Compensation Payment in reliance upon the warranties given by the Employee at clause 15 above. In the event that the Employee is in breach of clause 15 or issues a claim relating to his employment or its termination against the Employer or any Associated Company or their Associated Persons, whether in the Employment Tribunal, the High Court, the County Court or otherwise, the Employee agrees that the Employer or any Associated Company their Associated Persons may offset the Compensation Payment against any remedy due to the Employee from any such proceedings. However this clause shall not adversely affect the Employee's right to bring an claim in respect of personal injury (although in signing this Agreement, the Employee confirms that as at the Agreement Date he is not aware of any illness or injury, or the symptoms of such illness or injury, which could lead to such a personal injury claim).

16.  COMPROMISE AGREEMENT

     The parties agree that the conditions regulating compromise agreements contained in the Relevant Acts are intended to be and have been satisfied by the terms of this Agreement.

17.  INDEPENDENT ADVICE

     The Employee warrants that:-


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     17.1 he has received independent advice from Joan Pettingill of the
          Solicitors ("the Adviser") as to the terms and effect of this Agreement and, in particular, its effect on his ability to pursue his rights before an Employment Tribunal. The Adviser is a Solicitor of the Supreme Court and has produced a letter on the Adviser's headed paper addressed to the Employer in the form attached at Appendix 1 of this Agreement; and

     17.2 the Employee is advised by the Adviser that there is in force, and was at the time he received the advice referred to above, a contract of insurance or an indemnity provided for members of a profession or professional body covering the risk of a claim by him in respect of loss arising in consequence of that advice.

18.  AGREEMENT

     18.1 The Agreement is made without any admission of liability whatsoever by the Employer.

     18.2 This Agreement constitutes the entire agreement and understanding between the parties and supersedes all or any previous contracts, agreements or arrangements, whether written or verbal between the parties (other than any provision in the Employee's contract of employment which is expressed to survive termination of the contract of employment and which has not been varied by any provision in this agreement).

     18.3 The terms of this Agreement shall be governed by and construed in accordance with English law and the parties agree to submit to the exclusive jurisdiction of the English Courts in relation to any claims or any matter arising.

     18.4 Notwithstanding that this Agreement is marked "without prejudice and subject to contract", it will, when signed by both parties, become open and binding.

     18.5 If any part of this Agreement shall be, or become, void or unenforceable for any reason, this shall not affect any of the remaining provisions of this Agreement and, in the event that part of any provision shall be held to be void or unenforceable but would be valid and enforceable if some part thereof were deleted, such provision shall apply with such modification as may be necessary to make it valid and enforceable.

19.  DEFINITIONS

     In this Agreement:


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     19.1 "Associated Company" includes all subsidiary companies and holding companies of the Employer and any subsidiary or holding companies of such holding companies, in the meanings attributed to those expressions by Section 736 of the Companies Act 1985 as amended.

     19.2 "Associated Persons" means any current or former shareholders, directors, officers, agents or employees of the Employer or any Associated Company.

     19.3 "Confidential Information" means any information of a confidential or secret nature relating to any and all aspects of the business of the Employer and/or its Associated Companies and/or its or their Associated Persons, clients, customers and suppliers including but not limited to personnel data, financial information, budgets, reports, business plans, strategies, know-how, formulae, designs, data, specifications, research, processes, procedures and programs, pricing, sales and marketing plans and details of past or proposed transactions whether or not written or computer generated or expressed in material form.

     19.4 "Pension Scheme" means that pension scheme operated for employees of the Employer of which the Employee is a member.

     19.5 "person" includes references to an individual, company, firm or association.

     19.6 "Relevant Acts" means the Sex Discrimination Act 1975, the Race Relations Act 1976, the Trade Union and Labour Relations (Consolidation) Act 1992, the Disability Discrimination Act 1995, the Employment Rights Act 1996, the National Minimum Wage Act 1998, the Working Time Regulations 1998, the Employment Equality (Sexual Orientation) Regulations 2003, the Employment Equality (Religion or Belief) Regulations 2003, the Information and Consultation of Employees Regulations 2004, the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006 and the Employment Equality (Age Discrimination) Regulations 2006.

     19.7 "Relevant Legislation" means the Equal Pay Act 1970, the Protection from Harassment Act 1997, the Data Protection Act 1998, the Human Rights Act 1998, the Employment Relations Act 1999, the Working Time Regulations 1999, the Maternity and Parental Leave Regulations 1999, the Part Time Workers (Prevention of Less Favourable Treatment) Regulations 2000, the Fixed Term Employees (Prevention of Less Favourable Treatment) Regulations 2002, the Employment Act 2002, the Transfer of Undertaking


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          (Protection of Employment) Regulations 1987 and 2006, the Relevant
          Acts and European Community legislation.

     19.8 "Share Plan" means the Employer's Common Share Option Plan.

     19.9 "Share Purchase Plan" means the Employer's Executive Investment Share Purchase Plan.


SIGNED BY /s/ Andrew Murfin
          ---------------------------
          MR ANDREW MURFIN

DATED AUGUST 2, 2006


SIGNED BY /S/ BRENT WILLIS
          ---------------------------
          FOR AND ON BEHALF OF THE
          EMPLOYER AND ITS ASSOCIATED
          COMPANIES AND THEIR
          ASSOCIATED PERSONS

DATED AUGUST 2, 2006


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APPENDIX 1

THIS IS TO BE TYPED ON TO THE HEADED NOTEPAPER OF THE ADVISER - GORDONS LLP

STRICTLY PRIVATE AND CONFIDENTIAL

TO BE OPENED BY ADDRESSEE ONLY

BEACHCROFT LLP
7, PARK SQUARE EAST
LEEDS
WEST YORKSHIRE
LS1 2LW

Dear Sirs,

I, Joan Pettingill of Gordons LLP Riverside West, Whitehall Road, Leeds, LS1 4AW confirm that I have given independent advice to Mr Andrew James Murfin ("the Employee") as to the terms and effect of the agreement to be entered into between you and him and in particular its effect on his ability to pursue his rights before an Employment Tribunal in relation to the termination of his employment.

I confirm that I am a Solicitor of the Supreme Court holding a current Practising Certificate and that there is, and was at the time I gave the advice referred to above, in force a contract of insurance or an indemnity provided for members of a profession or a professional body covering the risk of a claim by the Employee in respect of any loss arising out of that advice.

Yours faithfully,


/s/ Gordons LLP

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APPENDIX 2

TEXT OF RESIGNATION LETTER

To: Cott Beverages Ltd

I hereby resign from my offices as director, officer and, if applicable, company secretary of the Company and all of its Associated Companies, including without limitation those listed below, with immediate effect from 1 August 2006

COTT CORPORATION
COTT RETAIL BRANDS LIMITED
COTT LTD,
COTT EUROPE TRADING LIMITED
COTT PRIVATE LABEL LIMITED
COTT NELSON (HOLDINGS) LIMITED
COTT (NELSON) LIMITED.


SIGNED BY /S/ ANDREW MURFIN
          ---------------------------
          MR ANDREW MURFIN

DATED AUGUST 1, 2006